Exhibit 32.2

CERTIFICATIONS

Each of the undersigned, in his capacity as the principal executive officer and principal financial officer of Sorrento Therapeutics, Inc. (the “Company”), as the case may be, hereby certifies, pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), that, to the best of his knowledge:

1.	This Amendment No. 1 to Annual Report on Form 10-K/A for the period ended December 31, 2016 (this “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act;

2.	The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period covered by this Report;

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission (“SEC”) or its staff upon request.

This certification accompanies the Amendment No. 1 to Annual Report on Form 10-K/A to which it relates, is not deemed filed with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act (whether made before or after the date of this Report), irrespective of any general incorporation language contained in such filing.

IN WITNESS WHEREOF, the undersigned have set their hands hereto as of the 27th day of March 2017.

/s/ Henry Ji
Henry Ji
President and Chief Executive Officer
(Principal Executive Officer)

/s/ Kevin Herde
Kevin Herde
Chief Financial Officer
(Principal Financial Officer)